UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

___________________________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 16, 2011 (August 10, 2011)

KEATING CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-53504	26-2582882
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5251 DTC Parkway, Suite 1000
Greenwood Village, CO  80111
 (Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (720) 889-0139

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

On August 10, 2011, the Board of Directors of Keating Capital, Inc. (the “Company”) approved an increase in the size of the Board of Directors from five to six directors and appointed Laurence W. Berger to fill the new Board Seat, effective immediately, and serve as a director until the 2012 Annual Meeting of Stockholders or until his successor is duly elected and qualified.  In connection with Mr. Berger’s appointment, the Board of Directors determined that Mr. Berger is not an “interested person” of the Company as such term is defined in Section 2(a)(19) under the Investment Company Act of 1940, as amended. Mr. Berger will receive compensation as an independent director in accordance with the Company’s compensation practices described in the Company’s annual Proxy Statement filed with the Securities and Exchange Commission on April 20, 2011.  Biographical and other information for Mr. Berger is set forth below.

Mr. Berger is a Senior Advisor with McKinsey & Company’s Asian Financial Institutions Group, serving as a business strategy consultant for banks and major financial institutions in East Asia for the past 14 years.  Mr. Berger’s consultancy engagements have included the development and implementation of investment strategy, capital markets strategy, organizational and corporate governance initiatives, loan rehabilitation and risk management, front-line sales improvement, growth and merger and acquisition strategy for central and commercial banks, government agencies, monetary authorities, and several other types of institutions across the Asia-Pacific region.  Previously, Mr. Berger held senior management positions at Kidder, Peabody & Co. from January 1987 to December 1989 and Bank of America from July 1985 to December 1986, where he built and managed a number of financial services businesses.  From June 1970 to July 1985, Mr. Berger served as a Managing Director at J.P. Morgan, with a variety of management responsibilities at the bank’s New York, Tokyo and Seoul offices.  Mr. Berger completed his undergraduate studies at Claremont McKenna College, where he earned an honors degree in Political Science and International Relations, and earned a M.B.A. at the University of California Berkeley with a dual major in Corporate Finance and International Finance.   Mr. Berger is qualified to serve on our Board of Directors because of his nearly 40 years’ experience working at and advising some of the largest financial institutions in the world.  Additionally, Mr. Berger has worked and lived outside of the U.S. for a significant portion of his career and brings an extensive network and understanding of international companies, markets and cultures to the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 16, 2011	KEATING CAPITAL, INC.

	By:	/s/ Timothy J. Keating
Timothy J. Keating
President and Chief Executive Officer

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